                                                                    EXHIBIT 4(f)

                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT

      This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into on March 1, 2004 and made effective as of December 4, 2003 (the "Effective Date"), by and among Brush Engineered Materials Inc., an Ohio corporation (the "Company"), the other Borrowers (as defined in the Credit Agreement (as defined below)), the other Loan Parties (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), and Bank One, NA, a national banking association (the "Agent").

      WHEREAS, the Company, the other Borrowers, the other Loan Parties, the Lenders, and the Agent entered into a certain Credit Agreement dated as of the Effective Date (as may from time to time be amended, restated, modified, or supplemented, the "Credit Agreement");

      WHEREAS, the Company, the other Borrowers, the other Loan Parties, the Lenders, and the Agent desire to clarify certain provisions and correct certain typographical and other minor errors in the Credit Agreement so that, as modified by this Amendment, the Credit Agreement reflects the intent of the parties thereto as of the Effective Date (i.e., the Closing Date (as defined in the Credit Agreement));

      WHEREAS, the Company, the other Borrowers, the other Loan Parties, the Lenders, and the Agent have agreed to amend the Credit Agreement as set forth herein; and

      WHEREAS, the defined terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement;

      NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the parties hereby agree as follows:

      1. Amendment to Article I - Revised Definitions. The definitions "LC Obligations," and "Loan Documents" in Article I of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

                  "LC Obligations" means, at any time, the sum, without
            duplication, of (a) the aggregate undrawn stated amount under all Facility LCs outstanding at such time, including, without limitation, the IRB Facility LCs, plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.

                  "Loan Documents" means this Agreement, any Notes, the Facility
            LC Applications, the Collateral Documents, the Guaranty, the Export-Import Loan Documents, the Intercreditor Agreements, the LC Reimbursement Agreements, the IRB Facility LCs, the LC Bond Pledge Agreements, and all other agreements, instruments, documents and certificates identified in

            Section 4.1 executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any Authorized Officer of any Loan Party, and delivered to the Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

      2. Amendment to Article I -- New Definitions. The definitions "Domestic Obligations," "IRB Facility LCs" and "LC Reimbursement Agreements" are hereby added to Article I of the Credit Agreement in proper alphabetical order:

                  "Domestic Obligations" means all of the Obligations other than the Singapore Obligations.

                  "IRB Facility LCs" means, collectively, all commercial or
            stand-by letters of credit issued by the LC Issuer at the request of the Borrower for the purpose of providing credit support for one or more industrial revenue development bond issues, the proceeds of which issues are used by or loaned to one or more Domestic Borrowers for the purpose of financing one or more industrial, manufacturing, or similar development projects, including, in each case, any amendments, modifications, supplements, or replacements.

                  "LC Bond Pledge Agreements" means, collectively, all bond
            pledge agreements entered into by one or more Domestic Borrowers, the LC Issuer, and the applicable bond trustees to secure the Reimbursement Obligations associated with any particular IRB Facility LC or LC Reimbursement Agreement, including, in each case, any amendments, modifications, supplements, or replacements.

                  "LC Reimbursement Agreements" means, collectively, all
            reimbursement agreements entered into by one or more Domestic Borrowers and the LC Issuer to further evidence the Reimbursement Obligations associated with any particular IRB Facility LC, including, in each case, any amendments, modifications, supplements, or replacements.

       3. Amendment concerning the Defined Term "Aggregate Revolving Commitment"

      (a) Sections 2.15(b), 2.15(c), 2.15(d), 6.7(c), and 8.1(a) of the Credit
Agreement are hereby amended by deleting the text "Revolving Commitment" therein and replacing it with "Aggregate Revolving Commitment".

      (b) Sections 12.3(a) and 12.3(b) of the Credit Agreement are hereby amended by deleting the text "Revolving Commitment" therein and replacing it with "a portion of the Aggregate Revolving Commitment".

      (c) Section 12.6 of the Credit Agreement is hereby amended by deleting the text "Revolving Commitment" therein and replacing it with "share of the Aggregate Revolving Commitment".

      4. Amendment to Section 2.1.2. Section 2.1.2(a) of the Credit Agreement is hereby amended by deleting the first sentence therein and replacing it with the following:

                  The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue to a Domestic Loan Party standby and commercial Letters of Credit, including, without limitation, the IRB Facility LCs (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the Closing Date of this Agreement and prior to the Facility Termination Date upon the request of the Company, on behalf of itself or the applicable Loan Party; provided that, the maximum face amount of the Facility LC to be issued or Modified, does not exceed the lesser of (i) an amount equal to $25,000,000 minus the sum of (A) the aggregate undrawn amount of all outstanding Facility LCs at such time plus, without duplication, (B) the aggregate unpaid Reimbursement Obligations with respect to all Facility LCs outstanding at such time and (ii) the Domestic Availability.

      5. Amendment to Section 2.11. Section 2.11(a) of the Credit Agreement is hereby amended by deleting the first and last sentences therein and replacing them, respectively, with the following:

                  Each Floating Rate Advance shall bear interest on the
            outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Fixed Rate Advance into a Floating Rate Advance pursuant to Section 2.7, to but excluding the date it is paid or is converted into a Fixed Rate Advance pursuant to Section 2.7 hereof, at a rate per annum equal to the Floating Rate or Singapore Derived Floating Rate, as the case may be, for such day.

                  If at any time Loans are outstanding with respect to which the
            Company has not delivered a notice to the Applicable Agent specifying the basis for determining the interest rate applicable thereto, those Loans shall bear interest at the Floating Rate or the Singapore Derived Floating Rate, as the case may be.

      6. Amendment to Section 6.20. Section 6.20(l) of the Credit Agreement is hereby amended by deleting the text "$500,000" therein and replacing it with "$1,000,000".

      7. Amendment to Section 8.1. Section 8.1(a)(i) of the Credit Agreement is hereby amended by deleting the text "Singapore Commitment" therein and replacing it with "Aggregate Singapore Commitment".

      8. Amendment to Section 9.16. Section 9.16 of the Credit Agreement is hereby amended in its entirety and replaced with the following:

                  9.16 No Cross Collateralization. For the avoidance of doubt, the parties hereto agree that the Collateral of the Singapore Loan Parties securing the Secured Obligations of the Singapore Loan Parties shall not constitute security for the Domestic Obligations.

      9. Amendment to Section 16.2. Section 16.2 of the Credit Agreement is hereby amended by deleting the second sentence therein and replacing it with the following:

                  Upon the occurrence and during the continuance of a Default which has not been waived in writing, all such deposits to the Cash Management Account in respect of a Borrower shall be credited to such Borrower as follows: (1) to the extent such deposits constitute the proceeds of the Export-Import Collateral, such deposits shall be applied directly to the outstanding principal, accrued and unpaid interest, and fees related to the Export-Import Loan and (2) all deposits other than those described in the immediately preceding subparagraph (1) (except to the extent such deposits remain after the Export-Import Loan is indefeasibly paid in full), (a) first to the payment of any fees, expenses or Obligations (other than Obligations to pay (i) principal and interest relating to the Advances and (ii) principal, accrued and unpaid interest, and fees related to the Export-Import Loan) then due and payable by the Borrowers to the Applicable Agent or Lenders hereunder or under any of the other Loan Documents; (b) second, to the ratable payment of interest due on the Loans made to the Borrowers (other than interest related to the Export-Import Loan); (c) third, to late charges until paid in full; (d) fourth, to the principal installments then due and payable with respect to the Term Loans; (e) fifth, to the outstanding principal amount of any Revolving Loans; (f) sixth, at the Required Lenders' option, in their sole and absolute discretion, to any and all other outstanding Obligations of the Borrowers (other than in respect of the (i) aggregate undrawn amount of any Facility LC outstanding for the account of the Borrowers and (ii) principal, accrued and unpaid interest, and fees related to the Export-Import
            Loan) in such order as the Required Lenders may choose in their sole discretion; and (g) seventh, as cash collateral security against the aggregate undrawn amount of any Letter of Credit outstanding for the account of the Borrowers and any other Obligations (whether then or thereafter outstanding, including, without limitation, to the extent not indefeasibly paid in full by the deposits described in subparagraph (1) above, the Export-Import Loan) of the Borrowers.

      10. Amendment to Section 16.2. Section 16.2 of the Credit Agreement is hereby amended by adding the following sentence the end of such section:

                  Notwithstanding the foregoing, (a) all deposits received in the Locked Box in Singapore shall be applied to the Singapore Obligations in the order set forth above, and (b) all deposits received in the Locked Box located in the United States shall be applied first to the Domestic Obligations in the order set forth above and then to the Singapore Obligations in the order set forth above.

      11. Amendment to the Pricing Schedule. The Pricing Schedule attached to the Credit Agreement is hereby amended by deleting the text "Fixed Charge Coverage Ratio" from the first row, second column and replacing it with "Leverage Ratio".

      12. General Terms. This Amendment shall be effective as of the Effective Date. Except as specifically amended herein, directly or by reference, all of the terms and conditions set forth in the Credit Agreement are confirmed and ratified, and shall remain as originally written. This Amendment shall be construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws. The Credit Agreement and all other Loan Documents shall remain in full force and effect in all respects as if the unpaid balance of the principal outstanding, together with interest accrued thereon, had originally been payable and secured as provided for therein, as amended from time to time and as modified by this Amendment. Nothing herein shall affect or impair any rights and powers which the Company, any other Borrower, any Loan Party, any Lender or the Agent may have under the Credit Agreement and any and all other Loan Documents.

      13. No Effect. The parties hereto agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced by the Credit Agreement and/or any other instruments evidencing, securing or related to the Obligations.

      14. Counterparts. This Amendment may be executed in counterparts and all such counterparts shall constitute one agreement binding on all the parties, notwithstanding that the parties are not signatories to the same counterpart.


                  [Remainder of Page Intentionally Left Blank]


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
      IN WITNESS WHEREOF, the Company, the other Borrowers, the Lenders and the Agent have executed this Amendment as of the date first above written.

      BORROWERS:

BRUSH ENGINEERED MATERIALS INC.            BEM SERVICES, INC.

By:                                        By:
   ---------------------------------          ----------------------------------
Name:                                      Name:
     -------------------------------            --------------------------------
Title:                                     Title:
      ------------------------------             -------------------------------

BRUSH INTERNATIONAL, INC.                  BRUSH WELLMAN INC.

By:                                        By:
   ---------------------------------          ----------------------------------
Name:                                      Name:
     -------------------------------            --------------------------------
Title:                                     Title:
      ------------------------------             -------------------------------

ZENTRIX TECHNOLOGIES INC.                  BRUSH RESOURCES INC.

By:                                        By:
   ---------------------------------          ----------------------------------
Name:                                      Name:
     -------------------------------            --------------------------------
Title:                                     Title:
      ------------------------------             -------------------------------

BRUSH CERAMIC PRODUCTS INC.                CIRCUITS PROCESSING TECHNOLOGY, INC.

By:                                        By:
   ---------------------------------          ----------------------------------
Name:                                      Name:
     -------------------------------            --------------------------------
Title:                                     Title:
      ------------------------------             -------------------------------

TECHNICAL MATERIALS, INC.                  WILLIAMS ADVANCED MATERIALS INC.

By:                                        By:
   ---------------------------------          ----------------------------------
Name:                                      Name:
     -------------------------------            --------------------------------
Title:                                     Title:
      ------------------------------             -------------------------------

WILLIAMS ACQUISITION, LLC

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                           SINGAPORE BORROWER:

                                           BRUSH WELLMAN (SINGAPORE) PTE LTD.

                                           By:
                                              ----------------------------------
                                           Name: Tony Ong Wee Swez
                                           Title:  Managing Director

                                           Address: c/o Brush Engineered Materials, Inc.
                                                    17876 St. Clair Avenue
                                                    Cleveland, Ohio 44110


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

                                           LENDERS:

                                           BANK ONE, NA
                                           Individually, as the Agent, a Lender and LC Issuer

                                           By:
                                               --------------------------------
                                           Name: Joseph J. Virzi
                                           Title:   Senior Vice President

                                           Address:   100 East Broad Street
                                                      Columbus, OH 43215
                                           Attention: Randy R. Radik
                                                      Telephone: (330) 972-1206
                                                      Facsimile: (330) 972-1456


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

                                           BANK ONE, NA Singapore Branch
                                           as a Lender

                                           By:
                                               --------------------------------
                                           Name:  Joseph J. Virzi
                                           Title: Senior Vice President

                                           Address:   100 East Broad Street
                                                      Columbus, OH 43215
                                           Attention: Randy R. Radik
                                                      Telephone: (330) 972-1206
                                                      Facsimile: (330) 972-1456


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

                                           LASALLE BANK NATIONAL ASSOCIATION
                                           as a Lender

                                           By:
                                               --------------------------------
                                           Name:  Patrick F. Dunphy
                                           Title: First Vice President

                                           Address :  1300 E. 9th Street, Suite 1000
                                                      Cleveland, OH 44114
                                           Attention: Jeri Zimmerman
                                                      Telephone: (216) 802-2200
                                                      Facsimile: (216) 802-2212


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

                                           RZB FINANCE LLC
                                           as a Lender

                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                           Address :  24 Grassy Plain Street
                                                      Bethel, CT 06801
                                           Attention: Marisa Mancini
                                                      Telephone: (203) 207-0115
                                                      Facsimile: (203) 744-6474


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

                                           THE CIT GROUP/BUSINESS CREDIT, INC.
                                           as a Lender

                                           By:
                                               ---------------------------------
                                           Name:  Douglas A. Nickel
                                           Title: Vice President

                                           Address :  Two Wachovia Center, 23rd Fl.
                                                      301 S. Tryon Street
                                                      P.O. Box 30337
                                                      Charlotte, NC 28239-0337
                                           Attention: Robert Newman, Vice President
                                                      Telephone: (704) 339-3044
                                                      Facsimile: (704) 339-2208

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

                                           FIFTH THIRD BANK
                                           as a Lender

                                           By:
                                               ---------------------------------
                                           Name:  Ken Horner
                                           Title: Vice President

                                           Address :  1404 East Ninth Street, 3rd Floor
                                                      Mail Drop: A65111
                                                      Cleveland, OH 44114
                                           Attention: Ken Horner
                                                      Vice President
                                                      Telephone: (216) 274-5579
                                                      Facsimile: (216) 274-5441


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

                                           ORIX FINANCIAL SERVICES, INC.
                                           as a Lender

                                           By:
                                               ---------------------------------
                                           Name:
                                                  ------------------------------
                                           Title:
                                                  ------------------------------

                                           Address :  One South Wacker, Suite 2750
                                                      Chicago, IL 60606
                                           Attention: Jonathan Millard
                                                      Telephone: (312) 469-5081
                                                      Facsimile: (770) 970-8181


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